April 29, 2022

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
    Variable Life Separate Account
    PrinFlex Life
    Post-Effective Amendment No. 34 to Registration Statement on Form N-6
    File No. 333-00101

I am Counsel for the above-referenced Registrant. I have reviewed the attached post-effective amendment filed pursuant to Rule 485(b) under the Securities Act of 1933 and hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Doug Hodgson

Doug Hodgson
Counsel
515-362-2384
Hodgson,Doug@principal.com